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                                                                   Exhibit 10.41

                           RAVISENT TECHNOLOGIES INC.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 27
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day of  June, 2001, and is by and between RAVISENT Technologies Inc. and its
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wholly owned subsidiaries to which this agreement may be assigned, a Delaware corporation, with its principle office located at 89 Forbes Boulevard, Mansfield, Massachusetts 02048 (hereinafter "Company") and Paul Henderson with an address at 864 West Street, Carlisle, MA 01741 (hereinafter "Employee").

                              W I T N E S S E T H

         WHEREAS:

               A. Company wishes to retain the services of Employee to render services for and on behalf of Company, in accordance with the following terms, conditions and provisions; and

               B. Employee wishes to perform such services for and on behalf of Company, in accordance with the following terms, conditions and provisions.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

         I.    EMPLOYMENT. Company hereby employs Employee and Employee accepts
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such employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

         II.   EMPLOYMENT STATUS. Employee shall at all times be Company's
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employee subject to the terms and conditions of this Agreement.

         III.  TITLE AND DUTIES. Company agrees to employ Employee and Employee
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accepts such employment as a full time employee and agrees as per the terms and conditions of this agreement to serve as and have the title of Vice President Marketing and perform diligently, faithfully, and to the best of his/her ability, duties as reasonably assigned and instructions given by his/her supervisor or other Company officer as authorized by Company's Board of Directors.

         IV.  TERM OF SERVICES. The initial term of this Agreement is for a
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period commencing on the closing date of the Share Purchase Agreement by and between the Company, and eMation, Inc., Inc (the "Share Purchase Agreement") and ending on the second anniversary thereof, subject to the termination section of this agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written agreement setting forth any amended or supplemental conditions.
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         V.    BASE COMPENSATION. Employee's base salary for rendered services
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for the initial term of this agreement shall be one hundred eighty thousand dollars ($180,000), an annual amount payable in accordance with Company's payroll procedures and policies as implemented during the term of this agreement. All reference to payments in this Agreement are in U.S. dollars. This base salary will be reviewed on an annual basis.

         VI.   ADDITIONAL COMPENSATION. The Company and its Board of Directors
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shall have complete discretion to grant Employee a bonus, or any other specific additional compensation packages proposed for payment or for vesting to Employee, during the term of this Agreement.

         VII.  EMPLOYER PERQUISITES. Employee shall be entitled to and shall
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receive all employer perquisites as would normally be granted to employees of
Company. Such perquisites to include the following:

               1. Health insurance under terms and conditions as provided to other employees of Company;

               2. Three (3) weeks Vacation pursuant to Company's stated policy;

               3.  Paid holidays pursuant to Company's stated policy;

               4.  $833 monthly car allowance;

               5. RAVISENT will assume the eMation stock options that are to be granted to you under the eMation 2001 Stock Option Plan. These options will be converted to a total of 70,000 Ravisent options with the strike price set forth in the option grant and determined based on a conversion formula set forth in the Share Purchase Agreement. It is understood that 60,000 options shall be granted at fair market value (effective upon Board approval) under RAVISENT's 1999 Stock Option Plan. Such options will be Incentive Stock Options, to the extend permissible by law and RAVISENT's 1999 Stock Plan (grant effective upon approval by the Board of Directors) and 10,000 options shall be granted at a nominal strike price. Twenty-five percent (25%) of all granted options shall be vested immediately and the remaining options will vest over a 24 month period at 1/24th() per month (effective upon approval by the Board of Directors);

               6. Six months from the closing date of the Share Purchase Agreement an additional 15,000 Incentive Stock Options will be granted to the employee under the same terms as this agreement with the grant effective upon approval by the Board of Directors. ;

               7. You are eligible for an end of year Bonus of $75,000. For the calander year 2001 this is based on achieving sales target of greater than $12.4 million, .

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               8.  Such benefits as the Company generally makes available to its employees at the same level.

         VIII. EXTENT OF SERVICES. Employee shall devote his entire business
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time, attention, and energies to the business of Company, but this shall not be construed as preventing Employee from investing his assets in the future as a passive investor in such form or manner as he sees fit as long as the investments will not require any personal service from Employee. However, Employee agrees not to knowingly invest in any entities that compete directly with Company or affiliated or related companies.

         IX.   TERMINATION.
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               1.  A termination for "Cause" shall mean a termination for any of the following reasons: (i) Employee engaged in misconduct; (ii) Employee is convicted of a felony; (iii) Employee commits an act of fraud against, or misappropriates property belonging to, Company; or (iv) Employee commits a material breach of this Agreement or any confidentiality or proprietary information agreement between Employee and Company. Company will provide written notice of the reason for termination in the case of any termination for Cause. A termination of Employee's employment for any reason other than the foregoing shall be a termination "without Cause".

               2. Company may terminate Employee's employment hereunder without Cause at any time. In the event Company so terminates Employee's employment hereunder, Employee will continue in an advisory/transitional role, or such other role as the parties may agree, with base salary, health benefits and car allowance for a period of six months or the remaining term of the contract, whichever is greater. Company agrees to cooperate in helping Employee in the pursuit of another similiarposition and will provide the requisite references. It is agreed that any stock options awarded Employee will continue to vest and be exercisable during the Transition Period.

               3. It is understood and agreed that this is a personal services contract, and that Company shall have the right to terminate this agreement on 10 days notice to Employee, if appropriate, in the event of the disability or death of Employee which would otherwise prevent him from performing his or her duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in Company's disability insurance policy, In the event of Employee's death; any guaranteed monies due under this agreement would be paid directly to Employee estate as probated.

         X.    REMEDIES. Employee acknowledges and agrees that: (a) the
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covenants set forth in sections X and XI of this Agreement are reasonable and are essential to the business interests and operations of Company; (b) Company will not have any adequate remedy at law if Employee violates the terms hereof or fails to perform any of Employee's obligations hereunder; and (c) Company shall have the right, in addition to any other rights it may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive

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relief to restrain any breach or threatened breach of or otherwise to specifically enforce any such covenant or any other of Employee's obligations under this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

         XI.   NO CONFLICT. Employee represents and warrants to Company that he
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is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this agreement or otherwise be employed by Company.

         XII.  NOTICES. Any written notice required to be given pursuant to
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this agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

         XIII. JURISDICTION AND DISPUTES. This agreement shall be governed by
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the laws of the Commonwealth of Massachusetts. All disputes hereunder shall be resolved in the applicable state or federal courts of Massachusetts. The parties consent to the exclusive jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

         XIV.  AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding
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on and shall inure to the benefit of the parties hereto, and their heirs, administrators, and permitted successors and assigns.

         XV.   WAIVER. No waiver by either party of any default shall be deemed
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as a waiver of any prior or subsequent default of the same or other provisions of this agreement.

         XVI.  SEVERABILITY. If any provision hereof is held invalid or
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unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

         XVII. ASSIGNABILITY. This agreement and the rights and obligations
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thereunder are personal with respect to Employee and may not be assigned by any action of Employee or by operation of law. Company shall, however, have the right to assign this agreement to a successor in interest to the business or assets of Company or to any affiliate of Company.

         XVIII.INTEGRATION. The Non Compete and Confidentiality Agreement
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signed contemporaneously with this Agreement is incorporated here by reference.
This agreement, together with the Non-Compete and Confidentiality Agreement, constitute the entire understanding of the parties and are intended as the final expression of their agreement. They shall not be modified or amended except in writing signed by the parties thereto and specifically referring to this agreement. This agreement, together with the Non-Compete and Confidentiality Agreement, shall take precedence over any other documents that may be in conflict therewith.

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         IN WITNESS WHEREOF, Company and Employee confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.

RAVISENT TECHNOLOGIES INC.

By:   /s/Dominick J. Burzichelli                 /s/Paul Henderson
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Name: Dominick J. Burzichelli                    Paul Henderson
Title: Vice President Human Resources

Date:       6/28/01                              Date:    6/27/01
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